Exhibit 10.19

                           FOURTH AMENDMENT AGREEMENT

         This Fourth Amendment Agreement (this "Agreement") dated as of December 31, 2001, is by and between ARK CLO 2000-1, Limited (the "Lender") (as assignee of Fleet National Bank, formerly known as BankBoston, N.A.) and Scan-Optics, Inc. (the "Borrower"), as parties to that certain Second Amended and Restated Loan Agreement, dated as of May 10, 1999 (the "Original Loan Agreement"), as amended pursuant to that certain Amendment and Waiver Agreement, dated as of January 29, 2001 (the "First Amendment"), the Second Amendment and Waiver Agreement, dated as of July 1, 2001 (the "Second Amendment") and the Third Amendment and Waiver Agreement, dated as of September 1, 2001 (the "Third Amendment"; together with the Original Loan Agreement, the First Amendment, the Second Amendment and the Third Amendment, collectively, the "Loan Agreement").

                              W I T N E S S E T H :

         WHEREAS, Lender has provided Borrower with (a) that certain revolving credit loan in the original principal amount of up to $10,000,000.00 as evidenced by, inter alia, (i) that certain Fourth Amended and Restated Revolving Credit Note from the Borrower to the Lender in the original principal amount of up to $10,000,000.00 dated as of May 10, 1999 (the "Revolving Credit Note" (as such term is amended as set forth below)), (ii) the Loan Agreement, and (iii) those certain Unlimited Guaranties in favor of the Lender from each of Scan-Optics Limited and Scan-Optics (Canada) Ltd. both dated as of April 7, 1993, as reaffirmed by a Reaffirmation of Guaranties dated May 10, 1999 (as amended and reaffirmed from time, to time, collectively, the "Guaranties"), and
(b) that certain term loan in the original principal amount of $10,000,000.00 as evidenced by, inter alia, (i) that certain Term Note from the Borrower to the Lender in the original principal amount of $10,000,000.00 dated as of May 10, 1999 (the "Term Note" (as such term is amended as set forth below) and together with the Revolving Credit Note, collectively, the "Notes"), (ii) the Loan Agreement and (iii) the Guaranties. The Notes, the Loan Agreement, the Guaranties, this Agreement and all other instruments, agreements and documents executed and/or delivered in connection therewith are collectively referred to herein as the "Loan Documents";

         WHEREAS, each of the Borrower, Scan-Optics Limited and Scan-Optics (Canada) Ltd., (collectively, the "Obligors") entered into the First Amendment, the Second Amendment and the Third Amendment with the Lender to, inter alia, waive certain Events of Default (as defined in the First Amendment, the Second Amendment and the Third Amendment) arising as a result of the Borrower's failure to comply with certain terms and conditions of the Original Loan Agreement until the Waiver Termination Date (as defined in the First Amendment) and the Second Waiver Termination Date (as defined in the Second Amendment) and the Third
Waiver Termination Date (as defined in the Third Amendment) as set forth therein;

         WHEREAS, each of the Obligors acknowledges and agrees that (a) the Third Waiver Termination Date has occurred and that said Events of Default are continuing and (b) as a result thereof, the Lender may, if it so elects, proceed to enforce its rights and remedies under the Loan Documents and to collect the Obligors' indebtedness to the Lender under the Loan Documents;

         WHEREAS, prior to giving effect to this Agreement, the Revolving Credit Commitment is $10,000,000, the outstanding principal amount of Revolving Credit Loans is $9,891,555.91 (the "Current Revolving Loan Balance");

         WHEREAS, prior to giving effect to this Agreement, the outstanding principal amount of the Term Loan is $8,495,100.00 (the "Current Term Loan Balance");

         WHEREAS, the Borrower has failed to comply with certain provisions of the Loan Documents set forth on Schedule 1 hereto, and each such failure constitutes an Event of Default under the Loan Agreement; and

         WHEREAS, the Obligors and the Lender wish to restructure the Loans (the "Restructuring") and amend certain terms and conditions of the Loan Agreement all on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein without definition that are defined in the Loan Agreement shall have the same meanings herein as therein.

Section 2. Condition Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of the following conditions precedent, on or before January 11, 2002:

         (a) the receipt by the Lender of financial projections and reports in form and substance satisfactory to Lender (in Lender's sole and absolute discretion);

         (b) Lender's approval (in Lender's sole and absolute discretion) of the form and substance of all the documents, agreements and instruments (including, without limitation, this Agreement and the Warrant (defined below)) executed in connection with this Agreement and the Restructuring;

         (c) no material adverse change having occurred with respect to the business or operations of any Obligor since September 1, 2001;

         (d) Borrower's execution and delivery to Lender of a revised Revolving Credit Note (as described in Section 3(c) below) (in the form attached hereto as Exhibit A), revised Term Note (as described in Section 3(d) below) (in the form attached hereto as Exhibit B), the Warrant (in the form attached hereto as Exhibit C (the "Warrant")) and 3,800,000 shares of Series A Redeemable Preferred Stock having the terms set forth in the Certificate of Designations set forth as Exhibit D (the "Preferred Shares"); and

         (e) Lender's receipt of a legal opinion from Day, Berry & Howard LLP, counsel to Borrower, in form and substance acceptable to Lender (in Lender's sole and absolute discretion); provided, that if the above-referenced conditions have been met or satisfied as of January 11, 2002, the parties hereto agree that transactions set forth herein shall be deemed to be effective as of December 31, 2001.

Section 3. Covenants and Amendments. Without any prejudice or impairment whatsoever to any of the rights and remedies of the Lender contained in the Loan Agreement or in any other Loan Documents, each of the Obligors covenants and agrees with the Lender as follows:

         (a) Effective as of the date hereof, the defined terms "Revolving Credit Commitment", "Revolving Credit Maturity Date", "Term Loan" and "Term Loan Maturity Date", each as set forth in Section 1 of the Loan Agreement, are hereby amended in their entirety to read as follows:

         "Revolving Credit Commitment: The obligation of the Bank to make Revolving Credit Loans to the Borrower up to an aggregate outstanding principal amount not to exceed (i) for the period from the date of the Fourth Amendment through June 30, 2002, $10,750,000.00, and (ii) for the period from July 1, 2002 through the Revolving Credit Maturity Date, $10,000,000.00, in each case as such amount may be reduced from time to time or terminated hereunder."

         "Revolving Credit Maturity Date: December 31, 2004."

         "Term Loan: The term loan that shall continue to be made to the Borrower pursuant to Section 3 hereof in the principal amount of $2,000,000.00 (after giving effect to the Fourth Amendment)."

         "Term Loan Maturity Date: December 31, 2004."

         (b) Effective as of the date hereof, the following terms "Fourth Amendment" and "Excess Cash Flow" are hereby added to Section 1 of the Loan Agreement.

         "Fourth Amendment: That certain Fourth Amendment Agreement, dated as of December 31, 2001), between the Borrower and the Lender." "Excess Cash
         Flow: For any period the amount equal to Consolidated Operating Cash Flow for such period minus the aggregate amount of Consolidated Financial Obligations payable during such period."

         (c) Effective as of the date hereof, the last sentence of Section 2(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

         "Notwithstanding anything else contained herein to the contrary, the Borrower shall not maintain any Revolving Credit Loans, or request any Revolving Credit Loans that would result in the Borrower maintaining Revolving Credit Loans, in excess of the then applicable Revolving Credit Commitment. The obligation of the Borrower to repay to the Bank the principal of the Revolving Credit Loans and interest accrued thereon shall be evidenced by a fifth amended and restated promissory note, dated as of the date of the Fourth Amendment, in the aggregate principal amount of $10,750,000.00 executed and delivered by the Borrower and payable to the order of the Bank, in the form and substance satisfactory to the Bank (the "Revolving Credit Note")."

         (d) Effective as of the date hereof, Section 3(a) and Section 3(b) of the Loan Agreement are hereby amended in their entirety to read as follows:

         "ss.3.     The Term Loan.

                    (a) Subject to the terms and conditions set forth in the Fourth Amendment, the Bank agrees to forgive all accrued and unpaid interest on the Term Loan through December 31, 2001, forgive the aggregate outstanding principal balance of the Term Loan above $2,000,000.00, and to continue to extend the remaining balance of the Term Loan (i.e., $2,000,000.00). The Term Loan shall be evidenced by an amended and restated promissory note of the Borrower in the aggregate principal amount of $2,000,000.00 in form and substance satisfactory to the Bank (the "Term Note"), dated as of the date of the Fourth Amendment and payable to the order of the Bank.

                    (b) Subject to the terms and conditions set forth in this Agreement, the Borrower shall pay the outstanding principal amount of the Term Loan on the Term Loan Maturity Date. In addition, within thirty days of the last day of each calendar quarter beginning on March 31, 2002, the Borrower shall prepay the Term Loan in an amount equal to 50% of the Excess Cash Flow during such calendar quarter."

         (e) The Bank agrees to forgive all accrued and unpaid interest on the Revolving Credit Loans and all commitment fees on the unfunded portion of the Revolving Credit Commitment, in each case through December 31, 2001.

         (f) Effective as of the date hereof, the first sentence of Section 7(c) of the Loan Agreement is hereby amended in it entirety to read as follows:

         "All payments to be made by the Borrower hereunder or under any of the other Loan Documents shall be made in U.S. dollars in immediately available funds to Ark CLO 2000-1, Limited, c/o JPMorgan Chase Bank, 600 Travis Street, 50th Floor, Houston, Texas 77002, without set-off or counterclaim and without any withholding or deduction whatsoever."

         (g) Effective as of the date hereof, all Loans hereunder shall be Base Rate Loans. The first Interest Payment Date after the date hereof shall be

February 1, 2002 (which shall cover the first Interest Period ending on January 31, 2002). For the avoidance of doubt, each Interest Payment Date thereafter shall be the first day of such calendar month.

         (h) Effective as of the date hereof, Section 10(c) of the Loan Agreement is hereby amended in its entirety to read as follows:

         "(c) The Borrower agrees that as long as any Loan or Note is outstanding and until the termination of the Revolving Credit Commitment and the payment and satisfaction in full of all of the Obligations, the Borrower will not:

                  (i) make any Capital Expenditures in any fiscal quarter ending on or after March 31, 2002 in excess of $50,000.00; or

                  (ii) permit Consolidated Earnings Before Interest and Taxes, Depreciation and Amortization for (A) the fiscal quarter of the Borrower ending on March 31, 2002 to be less than $640,000.00, (B) the period of two consecutive fiscal quarters of the Borrower ending on June 30, 2002 to be less than $1,775,000.00, (C) the period of three consecutive fiscal quarters of the Borrower ending on September 30, 2002 to be less than $2,380,000.00 and (D) any period consisting of four
                  (4) consecutive fiscal quarters of the Borrower ending on or after December 31, 2002 to be less than $3,570,000.00; or

                  (iii) permit the Borrower's backlog (as defined in the Borrower's most recent 10K filed with the Securities and Exchange Commission) to be less than $13,000,000.00 for any fiscal quarter of the Borrower ending on or after March 31, 2002."

         (i) Effective as of the date hereof, the following clause is added to the end of the first paragraph of Section 11 (Events of Default), as an additional Event of Default:

         "; (j) or more than ten percent (10%) of those accounts receivable of the Borrower created or arising in connection with any contract disclosed in the Borrower's backlog report to the Lender are not valid and legally enforceable obligations of the applicable account debtors or are subject to any present or contingent offset, deduction or counterclaim, dispute or other defense on the part of such account debtors."

         (j) Effective as of the date hereof, Section 4(b) and Section 4(d) of the Third Amendment are hereby deleted in their entirety.

         (k) In addition to any of the following required to be delivered by the Borrower in accordance with and/or pursuant to the First Amendment, the Second Amendment and/or the Third Amendment, the Borrower shall, on or before January 15, 2002, provide Lender with the following: (i) fully executed UCC-1 financing statements for all jurisdictions requested by Lender; (ii) a fully executed perfection certificate in form and detail reasonably satisfactory to the Lender;
(iii) fully executed lessor's agreements in form and substance reasonably satisfactory to the Lender for all leased property as reasonably requested by Lender; and (iv) first priority properly perfected security interests in all property, including without limitation intellectual property, owned by the Borrower and any of its Subsidiaries pursuant to documentation in form and substance reasonably satisfactory to the Lender that may reasonably be required by Lender to properly perfect security interests in all such property owned by the Borrower and any of its Subsidiaries.

         (l) The Obligors shall comply with all of the terms, covenants and provisions contained in the Loan Agreement and the other Loan Documents (including for the avoidance of doubt, the First Amendment, Second Amendment and Third Amendment), except as such terms, covenants and provisions are expressly modified by this Agreement.

         (m) The Obligors shall at any time and from time to time execute and deliver such further instruments (including without limitation UCC-1 and other security/perfection documents), and take such further action as the Lender may reasonably request, in each case further to effect the purposes of this Agreement, the Loan Agreement and the other Loan Documents. Without limiting the generality of the immediately preceding sentence, the Obligors shall permit the Lender and/or its designated representatives, upon reasonable notice, to visit and inspect any of the Obligors' properties or any of its affiliates, to examine the books of account of the Obligors and their affiliates (and to make copies thereof and extracts therefrom), and to discuss the, affairs, finances and accounts of the Obligors and their affiliates with, and to be advised as to the same by, its and their officers, all during normal business hours.

         Section 4. Section Waivers under the Loan Agreement. Subject to the satisfaction of the conditions set forth herein (including without limitations in Section 2 hereof and the accuracy of the representations set forth in Section 5 hereof), the Lender waives those Events of Default that have occurred under the Loan Agreement as a result of the Borrower's failure on or before the date hereof to comply with the provisions of the Credit Agreement set forth on
Schedule 1 attached hereto (the "Current Events of Default").

         Section 5. Section Representations and Warranties. Each of the Obligors hereby represents and warrants to the Lender that (i) all of the representations and warranties made by such Obligors in the Loan Agreement and the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date and (ii) there are no defaults under the Loan Agreement except the Current Events of Default.

         Section 6. Section Ratification of Existing Agreements. Each of the Obligors agrees that the obligations of such Obligors to the Lender as evidenced by or otherwise arising under the Loan Agreement and the other Loan Documents, except as otherwise expressly modified in this Agreement upon the terms set forth herein, are, by each Obligor's execution of this Agreement, ratified and confirmed in all respects, including (without limitation) the Guaranties which are hereby reaffirmed and the Security Agreements. In addition, by the execution of this Agreement, each of the Obligors represents and warrants that it has no claim, counterclaim, right of set-off or defense of any kind against Lender (or its predecessors-in-interest) with respect to the obligations under the Loan Documents or otherwise.

         Section 7. Section Release. The Obligors, on their own behalf and on behalf of their successors and assigns, hereby waive, release and discharge the Lender, Patriarch Partners, LLC and all affiliates of the Lender and/or Patriarch Partners, LLC, and all of their directors, officers, employees, attorneys and agents, from any and all claims, demands, actions or causes of action whether known or unknown, arising out of or in any way relating to this Agreement, the Loan Agreement, the Loan Documents and/or any documents, agreements, dealings or other matters connected with the Loan Agreement, the Loan Documents or the administration thereof.

         Section 8. Section  Expenses.  The Obligors  agree to pay to the Lender
(a) on or before the date hereof, Lender's legal fees and disbursements incurred through the date hereof in connection with the negotiation and preparation of this Agreement and related matters, (b) on or before the date hereof Lender's examiner and audit fees and disbursements incurred through the date hereof, and
(c) upon demand from time to time any and all reasonable out-of-pocket costs or expenses (including consultants' fees, commercial examiner fees, audit fees and reasonable legal fees and disbursements) hereafter incurred by the Lender in connection with the administration of credit extended by the Lender to the Obligors or the preservation of or enforcement of its rights under the Loan Agreement, the Notes and/or the other Loan Documents or in respect of any of each Obligor's other obligations to the Lender.

         Section 9. Section Marshalling. The Lender shall not be required to marshal any present or future collateral security for the Obligors' obligations to the Lender under the Loan Documents or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights in respect of such collateral security shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of the Obligors hereby agrees that each will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the Lender's rights under any document, agreement or instrument evidencing or securing any of the Obligors' obligations to the Lender under the Loan Documents and, to the extent that it lawfully may, each of the Obligors hereby irrevocably waives the benefits of all such laws.

         Section 10. Section No Waiver. Except as otherwise expressly provided for in this Agreement, nothing in this Agreement shall extend to or affect in any way any of the rights or obligations of the Obligors or any of the Lender's obligations, rights and remedies arising under the Loan Documents, and the Lender shall not be deemed to have waived any or all of its rights or remedies with respect to any default and which upon the execution and delivery of this Agreement might otherwise exist or which might hereafter occur.

         Section 11. Section Lien and Set-off. Each of the Obligors hereby grants to the Lender, a lien, security interest and right of set-off as security for all of the Obligors' liabilities and obligations to the Lender or the Lender's affiliates, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property of the Obligors (other than Borrower's payroll accounts), now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of the Lender, or in transit to any of them. At any time on or after the date hereof, without demand or notice, the Lender may set-off the same or any part thereof and apply the same to any liability or obligation of any of the Obligors even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS OF THE OBLIGORS TO REQUIRE THE LENDER TO

EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE OBLIGORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         Section 12. Section Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

         Section 13. Section Consent to Jurisdiction, Counsel. Each of the Obligors agrees that the following courts: (i) state court - any state or local court located in the City of Hartford, State of Connecticut and (ii) federal court - any United States District Court located in Hartford, Connecticut, or at the option of the Lender, any court in which the Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes between any Obligor and the Lender pertaining directly or indirectly to this Agreement and/or the Loan Documents or to any matter arising therefrom. Each of the Obligors expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts. Each of the Obligors acknowledges that it has carefully read this Agreement and that it has had an opportunity to consult with an attorney of its own selection before signing it and each of the Obligors understands the effects of this Agreement and is signing it voluntarily.

         Section 14. Section Waiver of Jury Trial.

         EACH OF THE  OBLIGORS  HEREBY  WAIVES  ITS RIGHT TO A JURY  TRIAL  WITH
RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OF THE OBLIGORS' OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH OBLIGATIONS.

         Section 15. Section Entitlement to Relief from Stay.

         Each of the Obligors hereby acknowledges and agrees, in further consideration for the Lender entering into this Agreement with the Obligors, that, in the event that any Obligor shall make application for or seek relief or protection under any of the sections or chapters of the federal Bankruptcy Code, or in the event that any involuntary petition is filed against any Obligor under the federal Bankruptcy Code and an order for relief is entered as a result thereof, then the Lender shall thereupon be entitled (upon notice to Borrower and a hearing thereon) to immediate relief from any automatic stay imposed by
Section 362 of the federal Bankruptcy Code, or otherwise, on or against the exercise of the Lender's rights and remedies under this Agreement or any of the other Loan Documents. The Lender in turn acknowledges that this Section 15 shall not be construed as a restriction or prohibition on the Obligors' right to make application for or seek relief or protection under the federal Bankruptcy Code.

         Section 16. Section Miscellaneous Provisions.

         (a) Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Loan Agreement shall remain the same. It is declared and agreed by each of the parties hereto and thereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that this Agreement and the Loan Agreement shall be read and construed as one instrument.

         (b) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. TIME IS OF THE ESSENCE AS TO ALL OF THE PROVISIONS HEREIN.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above,

                               SCAN-OPTICS, INC.


                               By : _/s/ Michael J. Villano____________
                                    -----------------------
                                      Name: Michael J. Villano
                                      Title:  Chief Financial Officer

                               SCAN-OPTICS LIMITED


                               By : _/s/ Michael J. Villano____________
                                    -----------------------
                                      Name: Michael J. Villano
                                      Title:  Chief Financial Officer



                               SCAN-OPTICS (CANADA) LTD.


                               By : _/s/ Michael J. Villano____________
                                    -----------------------
                                      Name: Michael J. Villano
                                      Title:  Chief Financial Officer




                               ARK CLO 2000-1, LIMITED, as
                               Assignee of Fleet  National
                               Bank  (formerly   known  as
                               BankBoston, N.A.)

                               By:      PATRIARCH PARTNERS, LLC,
                                        its Collateral Manager


                               By : _/s/ Dennis Dolan_________________
                                    -----------------
                                      Name:  Dennis Dolan
                                      Title:  Manager

                                                                       Exhibit A


                             [Revolving Credit Note]

                                                                       Exhibit B


                                   [Term Note]

                                                                       Exhibit C


                                    [Warrant]

                                                                       Exhibit D


                [Certificate of Designation for Preferred Stock]

                            Current Events of Default

                                   Schedule 1
                                       to
                           Fourth Amendment Agreement
                         dated as of December 31, 20011



     1. The Borrower's failure to pay the December 31, 2000 installment of principal on the Term Loan, as required under Section 3(b) of the Loan Agreement.

     2. The Borrower's failure to furnish the Lender monthly unaudited consolidated Financials, as set forth in Section 10(a)(i)(c) of the Loan Agreement.

     3.   The   Borrower's   failure  to  maintain   interest  rate   protection
          arrangements, as set forth in Section 10(a)(vi) of the Loan Agreement.

     4. The Borrower's failure to satisfy each of the financial covenants set forth in Section 10(c) of the Loan Agreement.

     5. The Borrower's failure to pay the required quarterly installments of principal on the Term Loan that became due and payable on December 31, 2000 and the last day of each calendar quarter in 2001, as required under Section 3(b) of the Loan Agreement.

     6. The Borrower's failure to comply with the covenants in Sections 4(a), 4(d), 4(g) and 4(h) of the Third Amendment and Waiver Agreement.

     7. The Borrower's failure to pay interest accrued on the principal amount of the Loans during the period beginning September 1, 2001 and ending on December 31, 2001 in accordance with the terms of the Loan Agreement.

     8. The Borrower's failure to pay lease payments on the outstanding leases with Patriarch Partners, LLC through the period ending on December 31, 2001.


---------------
          1 For the avoidance of doubt, the Lender is not waiving any Defaults or Events of Default under the Loan Agreement (as amended) that exist on or after January 1, 2002 (after giving effect to the Fourth Amendment Agreement).

                           SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT


                                 by and between

                                SCAN-OPTICS, INC.

                                (the "Borrower")

                                       and

                                BANKBOSTON, N.A.

                                  (the "Bank")

                                   dated as of

                                  May 10, 1999

                                TABLE OF CONTENTS


ss.1.  Definitions:..........................................................1
ss.2.  Revolving Credit Facility.............................................11
ss.3.  The Term Loan.........................................................13
ss.4.  Interest..............................................................14
ss.5.  Additional Costs, Etc.................................................16
ss.6.  Changes in Circumstances..............................................17
ss.7.  Fees and Payments.....................................................18
ss.8.  Representations and Warranties........................................20
ss.9.  Conditions Precedent..................................................21
ss.10.  Covenants............................................................21
ss.11.  Events of Default; Acceleration......................................27
ss.12.  Setoff...............................................................28
ss.13.  Miscellaneous........................................................28
ss.14.  Prejudgment Remedy Waiver............................................29
ss.15.  Effective Date.......................................................30
ss.16.  Amendment and Restatement............................................30


SCHEDULES:

Schedule 10(b)(i):         Permitted Indebtedness
Schedule 10(b)(ii):        Existing Liens

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

         This SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Loan Agreement" or this "Agreement") is made as of May 10, 1999, by and between SCAN-OPTICS, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 169 Progress Drive, Manchester, Connecticut 06040, and BANKBOSTON, N.A. (the "Bank"), a national banking association with an office at 100 Pearl Street, Hartford, Connecticut 06103 and successor by merger to Bank of Boston Connecticut.

         WHEREAS, the Borrower entered into a certain Amended and Restated Revolving Loan Agreement dated as of June 12, 1998 between the Borrower and the Bank, as previously amended by an Amendment Agreement dated as of July 30, 1998 and by a Second Amendment and Waiver Agreement dated as of September 28, 1998 (as heretofore amended, the "Prior Loan Agreement"); and

         WHEREAS, the Borrower and the Bank desire to amend and restate the Prior Loan Agreement in its entirety as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree that as of the Effective Date (as hereinafter defined), the Prior Loan Agreement shall be amended and restated in its entirety as set forth herein:

       ss.1.  Definitions:  Certain capitalized terms are defined below:

         Base Rate: The higher of (i) the annual rate of interest announced from time to time by the Bank at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three funds brokers of recognized standing selected by the Bank.

         Base Rate Loans: Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

         Business Day: Any day on which banks in Hartford, Connecticut are open for business generally.

         Capital Expenditures: Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

         Charter Documents: With respect to any Person, the certificate or articles of incorporation or organization and the by-laws of such Person, or other constitutive documents of such entity.

         Collateral: All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests created by the Security Documents.

         Consent: In respect of any Person, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

         Consolidated Current Assets: All assets of the Borrower and its Subsidiaries on a consolidated basis that, in accordance with GAAP, are properly classified as current assets, provided that notes and accounts receivable shall be included only if good and collectible as determined by the Borrower in accordance with established practice consistently applied and, with respect to any such notes, only if payable on demand or within one (1) year from the date as of which Consolidated Current Assets are to be determined and if not directly or indirectly renewable or extendible at the option of the debtor(s) thereunder, by their terms, or by the terms of any instrument or agreement relating thereto, beyond such year, and, with respect to such accounts receivable, only if payable and outstanding not more than ninety (90) days after the date of the shipment of goods or other transaction out of which any such account receivable arose; and such notes and accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP.

         Consolidated Current Liabilities: All liabilities of the Borrower and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with GAAP.

         Consolidated Earnings Before Interest and Taxes: For any period, an amount equal to the consolidated earnings (or loss) from the operations of the Borrower and its Subsidiaries for such period, after all expenses and other proper charges, but before payment or provision for any income taxes or interest expense for such period, determined in accordance with GAAP.

         Consolidated  Earnings  Before  Interest  and Taxes,  Depreciation  and
Amortization: For any period, an amount equal to the sum of (i) the consolidated earnings (or loss) from the operations of the Borrower and its Subsidiaries for such period, after all expenses and other proper charges, but before payment or provision for any income taxes or interest expense for such period, plus (ii) depreciation and amortization for such period, determined in accordance with GAAP.

         Consolidated Financial Obligations: For any period, an amount equal to the sum of all payments on Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of capitalized leases. Demand obligations shall, as of any date of determination, be deemed to be due and payable during any period during which such obligations are outstanding.

         Consolidated Net Income (or Deficit): The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

         Consolidated  Operating Cash Flow:  For any period,  an amount equal to
(a) the sum of (i) the earnings (or loss) from the operations of the Borrower and its Subsidiaries for such period, after payment or provision for all expenses and other proper charges, but before payment or provision for any income taxes or interest expense, plus (ii) depreciation and amortization for such period, minus (b) cash payments for all taxes paid during such period, minus (c) Capital Expenditures made during such period to the extent permitted hereunder.

         Consolidated Tangible Net Worth: The excess of (a) all assets of the Borrower determined in accordance with GAAP, over (b) all liabilities of the Borrower determined in accordance with GAAP, minus (c) the sum of (i) the book value of all intangibles of the Borrower determined in accordance with GAAP, including good will and intellectual property, (ii) any write-up in the book value of assets of the Borrower since the most recent audited Financials in existence on the date hereof, and (iii) without duplication, any subscriptions receivable of the Borrower.

         Consolidated Total Funded Debt: As to the Borrower and its Subsidiaries and whether recourse is secured by or is otherwise available against all or only a portion of the assets of the Borrower or any of its Subsidiaries and whether or not contingent, but without duplication:

                  (a)  every   obligation   of  the   Borrower  or  any  of  its
         Subsidiaries for money borrowed;

                  (b)  every   obligation   of  the   Borrower  or  any  of  its
         Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and the principal portion of rental obligations under any capitalized lease;

                  (c) every reimbursement obligation of the Borrower or any of its Subsidiaries with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Borrower or any of its Subsidiaries; and

                  (d)  every   obligation   of  the   Borrower  or  any  of  its
         Subsidiaries issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith).

         Consolidated Total Interest Expense: For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of capitalized leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses incurred in connection with the borrowing of money.

         Consolidated Total Liabilities: All liabilities of the Borrower and its
Subsidiaries   that  in  accordance   with  GAAP  are  properly   classified  as
liabilities.

         Default: An event or act which with the giving of notice and/or the lapse of time, would become an Event of Default.

         Dollars or $: Dollars in lawful currency of the United States of America.

         Drawdown Date: The date on which any Revolving Credit Loan or the Term Loan is made or is to be made, and the date on which any Revolving Credit Loan or the Term Loan is converted or continued.

         Effective Date: May 10, 1999.

         Environmental Laws: All laws pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

         Eurocurrency Reserve Rate: For any day with respect to all or any portion of a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which the Bank would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day: Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in the London interbank market.

         Eurodollar Lending Office: Initially, the office of the Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate: For any Interest Period with respect to all or any portion of any Loan bearing interest at a rate determined by reference to the Eurodollar Rate, the rate of interest equal to (i) the arithmetic average of the rates per annum for the Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which the Bank's eurodollar lending office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such eurodollar lending office are customarily conducted at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of all or any portion of any Loan bearing interest at a rate determined by reference to the Eurodollar Rate of the Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans: Loans bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default:  Any of the events listed inss.11 hereof.

         Financials: With respect to any Person for any period, the balance sheet of such Person as at the end of such period, and the related statement of income and expense and statement of cash flow of such Person for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

         GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, (a) generally, as in effect from time to time, and (b) for purposes of determining compliance by the Borrower with the financial covenants set forth herein, as in effect for the fiscal year ended December 31, 1998.

         Guaranties:   Collectively,  the  Unlimited  Guaranties  from  each  of
Scan-Optics Canada and Scan-Optics England to the Bank, each as amended and reaffirmed from time to time.

         Indebtedness: With respect to any Person, all obligations of such Person, contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (a) all debt obligations, (b) all liabilities secured by Liens, (c) all guarantees and (d) all liabilities in respect of bankers' acceptances or letters of credit.

         Interest Payment Date: (a) As to any Base Rate Loan, the first day of the calendar month; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period: With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a request for a Loan (i) for any Base Rate Loan, the last day of the calendar month, and (ii) for any Eurodollar Rate Loan, 1, 2 or 3 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above as selected by the Borrower in a request to convert a Loan; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (ii) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (iii) if the Borrower shall fail to give notice as provided in ss.2(d), the Borrower shall be deemed to have requested a conversion of the affected interest rate from one determined by reference to the Eurodollar Rate to one determined by reference to the Base Rate on the last day of the then current Interest Period with respect thereto;

                  (iv) any Interest Period relating to all or any portion of the Loan bearing interest at a rate determined by reference to the Eurodollar Rate that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (v) any Interest Period that would otherwise extend beyond the Revolving Credit Maturity Date (if a Revolving Credit Loan) or the Term Loan Maturity Date (if the Term Loan) shall end on the Revolving Credit Maturity Date or (as the case may be) the Term Loan Maturity Date.

         Leverage Ratio:  Seess.10(c)(v) hereof.

         Liens:  Any  encumbrance,  mortgage,  pledge,  hypothecation,   charge,
restriction or other security interest of any kind securing any obligation of any Person.

         Loans:  Collectively, the Revolving Credit Loans and the Term Loan.

         Loan Documents: This Agreement, the Notes, the Security Documents and any other documents, instruments or agreements executed and/or delivered in connection with this Agreement, in each case as from time to time amended, reaffirmed or supplemented.

         Lockbox Agreement: That certain Lockbox Agreement dated as of November 9, 1995 executed and delivered by the Borrower to the Bank, together with any and all UCC-1 financing statements executed in connection therewith, all as amended from time to time.

         Materially Adverse Effect: Any materially adverse effect on the financial condition or business operations of the Borrower and any of its Subsidiaries taken as a whole or material impairment of the ability of the Borrower to perform its obligations hereunder or under any of the other Loan Documents.

         Notes:  Collectively, the Revolving Credit Note and the Term Note.

         Obligations: All indebtedness, obligations and liabilities of the Borrower to the Bank, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of any of the Loans, the Notes or any other instruments at any time evidencing any thereof.

         Patent  Security  Agreement:   The  Patent  Collateral  Assignment  and
Security Agreement dated April 7, 1993 between the Bank and the Borrower, as amended from time to time.

         Permitted Acquisition: Shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, Photomatrix Imaging Corporation, a Nevada corporation, and/or Agissar Corporation, a Connecticut corporation, if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance in all material respects with applicable laws, (c) the Bank shall have received evidence that the Bank has a fully perfected first priority security interest in all of the assets, shares or other equity interests acquired (except for liens permitted under ss.10(b)(ii)), (d) any such acquisition shall have been fully consummated on or before December 31, 1999,
(e) solely with respect to the acquisition of Agissar Corporation, the total purchase price (including, without limitation, any Indebtedness assumed in connection therewith) shall not exceed $2,200,000, and (f)(x) the Borrower and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in ss.10 recomputed as at the last day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Bank an officer's certificate to such effect, together with all relevant financial information for such subsidiary or assets, and (y) any acquired or newly formed subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by ss.10(b)(i) hereof).

         Person:  Any  individual,  corporation,   partnership,  trust,  limited
liability company, unincorporated association, business, or other legal entity, any government or any governmental agency or political subdivision thereof.

         Requirement of Law: With respect to any Person, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such Person or affecting any of its property.

         Revenue Amount: With respect to any fiscal quarter of the Borrower ending on or after March 31, 2000, an amount equal to the consolidated revenue of the Borrower and its Subsidiaries for the immediately preceding fiscal year, divided by four (4), determined in accordance with GAAP.

         Revolving Credit Commitment: The obligation of the Bank to make Revolving Credit Loans to the Borrower up to an aggregate outstanding principal amount not to exceed $10,000,000, as such amount may be reduced from time to time or terminated hereunder.

         Revolving Credit Eurodollar Rate Applicable Margin: With respect to any Revolving Credit Loan bearing interest by reference to the Eurodollar Rate and any fiscal quarter of the Borrower, the Revolving Credit Eurodollar Rate Applicable Margin will be calculated by the Bank after review of the Leverage Ratio of the Borrower and its Subsidiaries for the immediately preceding two fiscal quarters of the Borrower as at the last day of the immediately preceding fiscal quarter, all as follows:

--------------------------------------------------------------------------------
                                              Revolving Credit Eurodollar Rate
        Leverage Ratio                            Applicable Margin
--------------------------------------------------------------------------------
Greater than or equal to 2.75 to 1.0                   2.25%
--------------------------------------------------------------------------------
Less than 2.75 to 1.0 but
greater than or equal to 2.5 to 1                      2.00%
--------------------------------------------------------------------------------
Less than 2.5 to 1.0                                   1.75%
--------------------------------------------------------------------------------

         Notwithstanding the foregoing, for Revolving Credit Loans outstanding and bearing interest by reference to the Eurodollar Rate during the period beginning on the Effective Date through the Bank's receipt of the Financials for the fiscal quarter ending June 30, 1999, the Revolving Credit Eurodollar Rate Applicable Margin shall be 2.25%. The Bank shall calculate the Revolving Credit Eurodollar Rate Applicable Margin for each fiscal quarter on the sixtieth (60th) day following the last day of the immediately preceding fiscal quarter by reference to the Leverage Ratio for the immediately preceding two fiscal quarters as at the end of such immediately preceding fiscal quarter as set forth in the financial statements delivered to the Bank by the Borrower. Any downward adjustment in the Revolving Credit Eurodollar Rate Applicable Margin shall occur only if the applicable Leverage Ratio of the Borrower and its Subsidiaries has been achieved for each of such two consecutive fiscal quarters of the Borrower.

         Revolving Credit Loans: Any loan made or to be made to the Borrower pursuant toss.2 hereof.

         Revolving Credit Maturity Date:  May 1, 2002.

         Revolving Credit Note:  Seess.2(a).

         Scan-Optics Canada: Scan-Optics (Canada), Ltd., a limited liability company organized under the laws of Canada and a wholly-owned Subsidiary of the Borrower with its principal place of business at 7100 Woodbine Avenue, Suite 303, Markham, Ontario L3R 5J2 Canada.

         Scan-Optics England: Scan-Optics Limited, a limited liability company organized under the laws of the United Kingdom and a wholly-owned Subsidiary of the Borrower with its principal place of business at Dolphin Estate, Windmill Road, Unit C2, Sunbury-on-Thames, Middlesex TW16 7HE, United Kingdom.

         Scan-Optics Germany: Scan-Optics GmbH, a corporation organized under the laws of Germany and a wholly-owned Subsidiary of the Borrower with its principal place of business at Gervinusstrassee 17, 60322 Frankfurt, Germany

         Scan-Optics International: Scan-Optics International Ltd., a limited liability company organized under the laws of Barbados and a wholly-owned Subsidiary of the Borrower with its principal place of business at c/o Ernst & Young Services Ltd, P.O. Box 261 Bay Street, Bridgetown, Barbados, West Indies.

         Security Agreements: Collectively, the Security Agreements dated April 7, 1993 between the Bank and each of the Borrower and Scan-Optics Canada, each dated as of April 7, 1993 and each as amended and reaffirmed from time to time.

         Security Documents: Collectively, the Guaranties, the Stock Pledge Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Lockbox Agreement, and the Security Agreements.

         Stock Pledge Agreement: The Stock Pledge Agreement between the Bank and the Borrower dated as of April 7, 1993, as amended from time to time.

         Subsidiary: Any Person with respect to which the Borrower at any time owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding shares of stock or other equity securities or interests having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

         Term Loan: The term loan made to the Borrower on the Effective Date pursuant toss.3 hereof in the principal amount of $10,000,000.

         Term Loan Eurodollar Rate Applicable Margin: With respect to all or any portion of the Term Loan bearing interest by reference to the Eurodollar Rate and any fiscal quarter of the Borrower, the Term Loan Eurodollar Rate Applicable Margin will be calculated by the Bank after review of the Leverage Ratio of the Borrower and its Subsidiaries for the immediately preceding two fiscal quarters of the Borrower as at the last day of the immediately preceding fiscal quarter, all as follows:

--------------------------------------------------------------------------------
                                                Term Loan Eurodollar
       Leverage Ratio                           Rate Applicable Margin
--------------------------------------------------------------------------------
Greater than or equal to 2.75 to 1.0                   2.50%
--------------------------------------------------------------------------------
Less than 2.75 to 1.0 but greater
than or equal to 2.5 to 1                              2.25%
--------------------------------------------------------------------------------
Less than 2.5 to 1.0                                   2.00%
--------------------------------------------------------------------------------

         Notwithstanding the foregoing, for all or any portion of the Term Loan outstanding and bearing interest by reference to the Eurodollar Rate during the period beginning on the Effective Date through the Bank's receipt of the Financials for the fiscal quarter ending June 30, 1999, the Term Loan Eurodollar Rate Applicable Margin shall be 2.50%. The Bank shall calculate the Term Loan Eurodollar Rate Applicable Margin for each fiscal quarter on the sixtieth (60th) day following the last day of the immediately preceding fiscal quarter by reference to the Leverage Ratio for the immediately preceding two fiscal quarters as at the end of such immediately preceding fiscal quarter as set forth in the financial statements delivered to the Bank by the Borrower. Any downward adjustment in the Term Loan Eurodollar Rate Applicable Margin shall occur only if the applicable Leverage Ratio of the Borrower and its Subsidiaries has been achieved for each of such two consecutive fiscal quarters of the Borrower.

         Term Loan Maturity Date:  May 1, 2004.

         Term Note:  Seess.3(a).

         Trademark Security Agreement: The Trademark Collateral Assignment and Security Agreement dated April 7, 1993 between the Bank and the Borrower, as amended from time to time.

         Type: As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or Eurodollar Rate Loan.

         ss.2. Revolving Credit Facility. (a) Upon the terms and subject to the conditions of this Agreement, the Bank agrees to lend to the Borrower such sums that the Borrower may request, from the date hereof until but not including the Revolving Credit Maturity Date; provided that the sum of the outstanding principal amount of all Revolving Credit Loans (after giving effect to all amounts requested) shall not exceed the Revolving Credit Commitment. Revolving Credit Loans shall be in the minimum aggregate amount of $25,000 or an integral multiple thereof. The Borrower shall notify the Bank in writing or telephonically (i) not later than 2:00 p.m. Hartford time on the proposed Drawdown Date of any Base Rate Loan and (ii) no less than three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan,
(iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Each request for a Revolving Credit Loan bearing interest by reference to the Eurodollar Rate shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Bank on the proposed Drawdown Date. Subject to the foregoing, so long as the Revolving Credit Commitment is then in effect and the conditions set forth in ss.9 hereof have been met, the Bank shall advance the amount requested to the Borrower's bank account at the Bank in immediately available funds not later than the close of business on such Drawdown Date. The obligation of the Borrower to repay to the Bank the principal of the Revolving Credit Loans and interest accrued thereon shall be evidenced by a fourth amended and restated promissory note in the aggregate principal amount of $10,000,000 executed and delivered by the Borrower and payable to the order of the Bank, in form and substance satisfactory to the Bank (the "Revolving Credit Note").

                  (b) The Borrower hereby agrees to pay the Bank on the Revolving Credit Maturity Date the entire unpaid principal of and interest on all Revolving Credit Loans. The Borrower may elect to prepay the outstanding principal of all or any part of any Revolving Credit Loan, without premium or penalty, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this ss.2 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Bank, no later than 10:00 a.m., Hartford time, at least one (1) Business Day's prior written notice of any proposed prepayment pursuant to this ss.2 of Base Rate Loans, and two (2) Eurodollar Business Days' notice of any proposed prepayment pursuant to this ss.2 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $25,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans.

                  (c) If at any time the outstanding principal amount of the Revolving Credit Loans exceeds the Revolving Credit Commitment, the Borrower shall pay immediately the amount of such excess to the Bank for application to the Revolving Credit Loans. The Borrower may elect to reduce or terminate the Revolving Credit Commitment by a minimum principal amount of $50,000 or an integral multiple thereof, upon written notice to the Bank given by 2:00 p.m. Hartford time on the proposed date of such reduction or termination. The Borrower shall not be entitled to reinstate the Revolving Credit Commitment following such reduction or termination

                  (d) The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Bank at least one (1) Business Day's prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Bank at least three (3) Eurodollar Business Days' prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that (i) any partial conversion shall be in an aggregate principal amount of (A) $100,000 or a whole multiple thereof with respect to a conversion of a Base Rate Loan to a Eurodollar Rate Loan and
(B) $100,000 or whole multiple thereof with respect to a conversion of a Revolving Credit Loan to a Base Rate Loan and (ii) with respect to Eurodollar Rate Loans, there shall be no more than five (5) separate Interest Periods in effect at one time. Each request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  (e) Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2(d); provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Bank active upon the Borrower's account have actual knowledge.

                  (f) Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $100,000 or a whole multiple of $100,000 in excess thereof.

         ss.3. The Term Loan. (a) Subject to the terms and conditions set forth in this Agreement, the Bank agrees to make the Term Loan to the Borrower on the Effective Date. The Term Loan shall be in the original principal amount of $10,000,000. The Term Loan shall be evidenced by a promissory note of the Borrower in form and substance satisfactory to the Bank (the "Term Note"), dated the Effective Date and payable to the order of the Bank.

                  (b) The Borrower shall pay the outstanding principal amount of the Term Loan in twenty (20) consecutive quarterly installments in the amounts and during the periods set forth in the table below, such installments to be due and payable on the last day of each calendar quarter ending during such periods, commencing on June 30, 1999, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid principal amount of the Term Loan, if any, on such date:


                                              Quarterly                             Annual
                   Period                  Payment Amount                       Payment Amount
   May 10, 1999 through March 31, 2000          $250,000                             $1,000,000

   April 1, 2000 through March 31, 2000         $500,000                             $2,000,000

   April 1, 2001 through March 31, 2002         $500,000                             $2,000,000

   April 1, 2002 through March 31, 2003         $500,000                             $2,000,000

   April 1, 2003 through March 31, 2004         $500,000                             $2,000,000

   Term Loan Maturity Date                   The outstanding  principal amount of the
                                             Term Loan,  together  with all  interest
                                             accrued thereon.

                  (c) The Borrower shall have the right at any time to prepay the Term Note on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than three (3) Business Days' prior written notice to the Bank, without premium or penalty, provided that (i) each partial prepayment shall be in the minimum principal amount of (A) $100,000 and (B) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this ss.3(c) except on the last day of the Interest Period relating thereto. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed. Any voluntary prepayment of principal of the Term Loan shall also include all interest accrued on such principal to the date of prepayment.

         ss.4. Interest. (a) So long as no Event of Default is continuing, the Borrower shall pay interest on the Revolving Credit Loans as follows:

                           (i) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate of the Base Rate from time to time in effect.

                           (ii) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate of the Eurodollar Rate determined for such Interest Period plus the Revolving Credit Eurodollar Rate Applicable Margin.

                           (iii) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

                  (b) So long as no Event of Default is continuing, the Borrower shall pay interest on the Term Loan as follows:

                           (i) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion thereof shall bear interest during such Interest Period at the rate of the Base Rate from time to time in effect.

                           (ii) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate of the Eurodollar Rate determined for such Interest Period plus the Term Loan Eurodollar Rate Applicable Margin.

                           (iii) The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

                           (iv) The Borrower shall notify the Bank, such notice to be irrevocable, at least two (2) Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of ss.2(d) shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

                           (v) Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $100,000 or an integral multiple thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                  (c) While an Event of Default is continuing, amounts payable with respect to any Loans shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to the sum of (i) the Base Rate and (ii) five percent (5.0%) until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Bank (after as well as before judgment).

         ss.5. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Revolving Credit Commitment or the Loans (other than taxes based upon or measured by the income or profits of the Bank), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Bank under this Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of the Bank, or

                  (d) impose on the Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Revolving Credit Commitment, or any class of loans or commitments of which any of the Loans or such Revolving Credit Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Revolving Credit Commitment, or

                           (ii) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of the Revolving Credit Commitment or any of the Loans, or

                           (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum.

         ss.6. Changes in Circumstances. If any change in banking law or regulation or the administration thereof (whether or not having the force of law) affects the amount of capital required or expected to be maintained by the Bank or any entity controlling it, and such amount is increased by reason of the Revolving Credit Commitment or the Loans, the Bank may notify the Borrower thereof. The Borrower and the Bank shall negotiate an adjustment payable to the Bank to compensate for such increase. If no agreement is reached within thirty
(30) days, the Bank may increase the fees payable hereunder by the amount determined by the Bank to be necessary to provide such compensation.

         ss.7. Fees and Payments. (a) Contemporaneously with execution and delivery of this Agreement, the Borrower shall pay to the Bank a non-refundable closing fee in the amount of $15,000.

                  (b) The Borrower shall also pay to the Bank a commitment fee calculated at the rate of one-quarter of one percent (0.25%) per annum of the average daily amount during each calendar quarter or portion thereof from the Effective Date to the Revolving Credit Maturity Date by which the Revolving Credit Commitment exceeds the aggregate amount outstanding under the Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Effective Date, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitment shall terminate.

                  (c) All payments to be made by the Borrower hereunder or under any of the other Loan Documents shall be made in U.S. dollars in immediately available funds at the Bank's office at 100 Pearl Street, Hartford, Connecticut 06103, without set-off or counterclaim and without any withholding or deduction whatsoever. The Bank shall be entitled (but shall not be obligated) to charge any account of the Borrower with the Bank for any sum due and payable by the Borrower to the Bank hereunder or under any of the other Loan Documents. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately preceding Business Day. All computations of interest or of the closing or commitment fees payable hereunder shall be made by the Bank on the basis of actual days elapsed and on a 360-day year.

                  (d) In the event,  prior to the  commencement  of any Interest
Period relating to any Eurodollar Rate Loan, the Bank shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (i) any request for a Loan or request to convert a Loan with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Bank to make Eurodollar Rate Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify the Borrower.

                  (e) Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Bank to make or maintain Eurodollar Rate Loans, the Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (i) the commitment of the Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) the Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Bank, upon demand by Bank, any additional amounts necessary to compensate the Bank for any costs incurred by the Bank in making any conversion in accordance with this ss.7(e), including any interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

                  (f) The Borrower agrees to indemnify the Bank and to hold it harmless from and against any loss, cost or expense (including loss of anticipated profits) that Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Loan, notice (in the case of all or any portion of the Term Loan pursuant to ss.4(b)(iv) or a request to convert a Loan relating thereto in accordance with ss.2(d) or ss.4(b)(iv), or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         ss.8. Representations and Warranties. The Borrower represents and warrants to the Bank on the date hereof, on the date of any request for any Loan, and on each Drawdown Date that: (a) the Borrower and each of its Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where it is doing business except where the failure to so qualify does not have a Materially Adverse Effect on the Borrower or any of its Subsidiaries, and the execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents (i) are within their respective corporate authority, (ii) have been duly authorized, (iii) do not conflict with or contravene their respective Charter Documents; (b) upon execution and delivery thereof, each Loan Document shall constitute the legal, valid and binding obligation of the Borrower and each Subsidiary party thereto, enforceable in accordance with its terms; (c) the Borrower and each Subsidiary have good and marketable title to all their respective material properties, subject only to Liens permitted hereunder, and possess all assets, including intellectual properties, franchises and Consents, adequate for the conduct of their respective businesses as now conducted, without known conflict with any rights of others; (d) the Borrower has provided to the Bank its audited
Financials as at December 31, 1998 and for the period then ended and its unaudited management prepared Financials as at March 31, 1999 for the period of three (3) months then ended, and such Financials are complete and correct and fairly present the position of the Borrower and its Subsidiaries as at such dates and for such periods in accordance with GAAP consistently applied; (e) except as previously disclosed by the Borrower to the Bank in writing since December 31, 1998, there has been no materially adverse change of any kind in the Borrower or any of its Subsidiaries which would have a Materially Adverse

Effect; (f) there are no legal or other proceedings or investigations pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect; (g) the execution, delivery, performance of their respective obligations, and exercise of their respective rights under the Loan Documents by the Borrower and each Subsidiary party thereto, including borrowing under this Agreement (i) do not require any Consents; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document, corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on any of them or affecting any of their property; (h) neither the Borrower nor any Subsidiary are in violation of (i) any Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, or (iii) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws; (i) upon execution and delivery of the Security Documents and the filing of documents thereby required, the Bank shall have a first-priority perfected security interest in the properties and assets of the Borrower and its Subsidiaries stated to constitute collateral thereunder, subject only to Liens permitted hereunder and entitled to priority under applicable law, with no financing statements, chattel mortgages, real estate mortgages or similar filings on record anywhere which conflict with such first-priority interest; (j) the Borrower has no Subsidiaries except for Scan-Optics International, Scan-Optics England, Scan-Optics Canada and Scan-Optics Germany and is not a party to any partnership or joint venture; (k) each fiscal year of the Borrower begins on January 1 of each calendar year and ends on December 31 of each calendar year; (l) the Borrower and its Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and that based upon such review, the Borrower reasonably believes that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries; and (m) any information delivered by or on behalf of the Borrower to the Bank in connection with the Permitted Acquisitions or this Agreement is accurate and complete in all material respects and is not false or misleading in any material respect as at the time made or deemed to have been made, it being understood that no representation is made with respect to projections of future performance of the Borrower, including without limitation, as a result of any Permitted Acquisition, other than that such projections were prepared in good faith and on assumptions the Borrower believes to be reasonable.

         ss.9. Conditions Precedent. In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as the Bank may require at or prior to the time of executing this Agreement, the obligation of the Bank to make any Loan to the Borrower hereunder is subject to the satisfaction of the following further conditions precedent: (a) each of the representations and warranties of the Borrower to the Bank shall be true and correct in all material respects as of the time made or claimed to have been made; (b) no Default or Event of Default shall be continuing and (c) all proceedings in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the Bank, and the Bank shall have received all information and documents as it may have reasonably requested.

         ss.10.  Covenants.

                  (a) The Borrower agrees that as long as any Loan or Note is outstanding and until the termination of the Revolving Credit Commitment and the payment and satisfaction in full of the Loans and all of the other Obligations, the Borrower will, and where applicable will cause each of its Subsidiaries to comply with its obligations as set forth throughout this Agreement and to:

                           (i) furnish the Bank: (A) as soon as available but in any event within ninety (90) days after the close of each fiscal year, its audited consolidated Financials for such fiscal year, certified by the Borrower's accountants; (B) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter, its unaudited consolidated Financials for such quarter, certified by its chief financial officer; (C) as soon as available but in any event within fifteen (15) Business Days after the end of each fiscal month its unaudited consolidated Financials for such month, certified by its chief financial officer; and (D) together with the monthly, quarterly and annual audited consolidated Financials, a certificate of the Borrower setting forth computations demonstrating compliance with the Borrower's financial covenants set forth herein, and certifying that no Default or Event of Default has occurred, or if a Default or an Event of Default has occurred, the actions taken by the Borrower with respect thereto;

                           (ii) keep true and accurate books of account in accordance with GAAP and to permit the Bank or its designated representatives, at the expense of the Borrower, to inspect the Borrower's premises and to examine and be advised as to such or other business records upon the request of the Bank, provided, that the Bank shall, prior to the occurrence of an Event of Default, inspect the Borrower's premises not more than twice each calendar year;

                           (iii) maintain its corporate existence, business and assets, to keep its business and assets adequately insured, to maintain its chief executive office in the United States, to continue to engage in the same lines of business, and to comply in all material respects with all Requirements of Law, including ERISA and Environmental Laws;

                           (iv) notify the Bank promptly in writing (A) of the occurrence of any Default or Event of Default, (B) of any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (C) of any change of address, (D) of any threatened or pending litigation or similar proceeding affecting the Borrower or such Subsidiary involving claims in excess of $100,000 in the aggregate or any material change in any such litigation or proceeding previously reported and (E) of claims in excess of $100,000 in the aggregate against any assets or properties of the Borrower or such Subsidiary encumbered in favor of the Bank;

                           (v) use the proceeds of the Loans for refinancing existing indebtedness of the Borrower to the Bank, to make the Permitted Acquisitions and for general corporate and/or working capital purposes and not for the purchasing or carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224;

                           (vi) within 90 days of the Effective Date, effect and maintain interest rate protection arrangements with respect to the Term Loan on terms and conditions satisfactory to the Bank;

                           (vii) on or before March 1, 2000, provide the Bank with a fully executed lessor's agreement with respect to its business operations located in Birmingham, Alabama, such lessor's agreement to be in form and substance satisfactory to the Bank; and

                           (viii) cooperate with the Bank, take such action, execute such documents, and provide such information as the Bank may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

                  (b) The Borrower agrees that as long as any Loan or Note is outstanding and until the termination of the Revolving Credit Commitment and the payment and satisfaction in full of the Loans and all of the Obligations, the Borrower will not:

                           (i) create,  incur or assume any  Indebtedness  other
         than (A) Indebtedness to the Bank arising under the Loan Documents, (B) Indebtedness in respect of the acquisition of property which does not exceed $500,000 in aggregate amount, (C) current liabilities of the Borrower not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended, (D) Indebtedness in respect of taxes or other governmental charges contested in good faith by appropriate proceedings and for which the Borrower has made appropriate reserves; and (E) Indebtedness not included in clauses A through D (inclusive) above and listed on
         Schedule 10(b)(i) hereto;

                           (ii) create or incur, or cause any of its Subsidiaries to create or incur, any Liens on any of the property or assets of the Borrower or any of its Subsidiaries except (A) Liens securing the Obligations; (B) Liens securing taxes or other governmental charges not yet due; (C) deposits or pledges made in connection with social security obligations; (D) Liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old as to obligations not yet due; (E) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect; (F) purchase money security interests in or purchase money mortgages on real or personal property securing purchase money Indebtedness permitted by ss.10(b)(i)(B), covering only the property so acquired; and (G) other Liens existing on the date hereof and listed on Schedule 10(b)(ii) hereto;

                           (iii) agree with any other Person to prohibit the creation of any Liens on any of the property or assets of the Borrower or any Subsidiary;

                           (iv) make any investments  other than  investments in
         (A) marketable obligations of the United States maturing within one (1) year, (B) certificates of deposit, bankers' acceptances and time and demand deposits of United States banks having total assets in excess of $1,000,000,000 and otherwise acceptable to the Bank in its discretion,
         (C) Investments constituting the Permitted Acquisitions or (D) such other investments as the Bank may from time to time approve in writing;

                           (v) make any distributions on or in respect of its capital of any nature whatsoever without the prior written consent of the Bank;

                           (vi) (A) become  party to a merger or  consolidation,
         (B) effect any disposition of assets other than in the ordinary course,
         (C) purchase, sell, lease or otherwise dispose of assets other than in the ordinary course or other than the Permitted Acquisitions, (D) make any change in Borrower's corporate structure or identity which has a Materially Adverse Effect or (E) enter into any agreement to do any of the foregoing; provided, that, any Subsidiary of the Borrower may merge with and into the Borrower or any Subsidiary of the Borrower upon not less than thirty (30) days prior written notice to the Bank of such merger;

                           (vii) change its or any of its Subsidiaries fiscal year without the prior written consent of the Bank; or

                           (viii) without the prior written consent of the Bank, transfer, purchase or redeem, or permit any subsidiary to transfer or purchase, any shares of the Borrower's capital stock unless such transfer, purchase or redemption is effected solely from the proceeds of and within a reasonable time after the issuance to third parties by the Borrower or its Subsidiary of capital stock which is in addition to the capital stock of the Borrower or its Subsidiary, as the case may be, outstanding on the date of this Agreement.

                  (c) The Borrower agrees that as long as any Loan or Note is outstanding and until the termination of the Revolving Credit Commitment and the payment and satisfaction in full of all of the Obligations, the Borrower will not:

                           (i) permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth for any fiscal quarter of the Borrower ending during any period described in the table set forth below to exceed the ratio set forth opposite such period in such table:


         --------------------------------------------------------------------

                                       Period                 Ratio
         --------------------------------------------------------------------

         Effective Date - December 30, 2000                1.75 to 1.0
         --------------------------------------------------------------------

         December 31, 2000 and thereafter                  1.50 to 1.0
         --------------------------------------------------------------------

                           (ii) permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities for any fiscal quarter of the Borrower ending on or after March 31, 1999 to be less than 1.5 to 1.0;

                           (iii) permit Consolidated Net Income for any two consecutive fiscal quarters to be less than $1.00;

                           (iv) permit the ratio of Consolidated Operating Cash Flow to Consolidated Financial Obligations of the Borrower and its Subsidiaries to be less than 1.25 to 1.0 for any period of four consecutive fiscal quarters of the Borrower ending on or after March 31, 1999;

                           (v) permit the ratio of Consolidated Total Funded Debt to Consolidated Earnings Before Interest and Taxes, Depreciation and Amortization (the "Leverage Ratio") for any period consisting of four (4) consecutive fiscal quarters of the Borrower ending during any period described in the table set forth below to exceed the ratio set forth opposite such period in such table:

         -----------------------------------------------------------------------

                             Period                         Ratio
         -----------------------------------------------------------------------

                  Effective Date - March 31, 2000          3.0 to 1.0
         -----------------------------------------------------------------------

                  April 1, 2000 and thereafter             2.5 to 1.0
         -----------------------------------------------------------------------

                           (vi) permit Consolidated Net Deficit for any fiscal quarter of the Borrower ending on or after March 31, 1999 to be greater than ten percent (10%) of Consolidated Tangible Net Worth of the Borrower on the last day of the immediately preceding fiscal quarter;

                           (vii) permit the ratio of Consolidated Earnings Before Interest and Taxes to Consolidated Total Interest Expense to be less than 3.0 to 1.0 for any period of four consecutive fiscal quarters of the Borrower ending on or after March 31, 1999; or

                           (viii) permit the Borrower's backlog (as defined in the Borrower's most recent 10K filed with the Securities and Exchange Commission) to be less than (A) $13,500,000 for each of the fiscal quarters ending March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999 and (B) the Revenue Amount for any fiscal quarter of the Borrower ending on or after March 31, 2000.

         ss.11. Events of Default; Acceleration. If any of the following events ("Events of Default") shall occur: (a) the Borrower shall fail to pay when due and payable any principal of or interest on the Loans or any other sum due under any of the Loan Documents when the same becomes due; (b) the Borrower shall fail to perform any term, covenant or agreement contained in ss.10; (c) the Borrower or any of its Subsidiaries shall fail to perform any other term, covenant or agreement contained in the Loan Documents within thirty (30) days after the Bank has given written notice of such failure to the Borrower; (d) any representation or warranty of the Borrower or any of its Subsidiaries in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made; (e) the Borrower or any of its Subsidiaries shall be in default under any agreement or agreements evidencing Indebtedness owing to the Bank or any affiliates of the Bank or any other Indebtedness for borrowed money to any other third party, or shall fail to pay such Indebtedness when due, or within any applicable period of grace; (f) any of the Loan Documents shall cease to be in full force and effect; (g) the Borrower or any of its Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law; (h) the Borrower or any of its Subsidiaries shall be unable to pay debts as they mature; or (i) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against the Borrower or any of its Subsidiaries that, together with other outstanding claims and execution actions against the Borrower and its Subsidiaries, exceeds $250,000 in the aggregate;

         THEN, or at any time thereafter:

         (1) In the case of any Event of Default under clause (g) or (h), the Revolving Credit Commitment shall automatically terminate, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

         (2) In the case of any Event of Default other than (g) and (h), the Bank may, by written notice to the Borrower, terminate the Revolving Credit Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereof, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

         No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

         ss.12. Setoff. Regardless of the adequacy of any collateral for the Obligations, any deposits or other sums credited by or due from the Bank to the Borrower may be applied to or set off against any principal, interest and any other amounts due from the Borrower to the Bank at any time without notice to the Borrower, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrower.

         ss.13. Miscellaneous. The Borrower agrees to indemnify and hold harmless the Bank against all claims and losses of every kind arising out of the Loan Documents, including without limitation against those in respect of the application of Environmental Laws to the Borrower and its Subsidiaries, provided, however, Borrower shall not be obligated to indemnify the Bank from and hold it harmless against such claims or losses arising out of the gross negligence or willful misconduct of the Bank. The Borrower shall pay to the Bank promptly on demand all reasonable costs and expenses (including any taxes and legal and other professional fees and fees of its commercial finance examiner) incurred by the Bank in connection with the preparation, negotiation, execution, amendment, administration or enforcement of any of the Loan Documents. Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission or letter, and
(ii) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days' written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being mailed, postage prepaid, to such address. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder. This Agreement may not be amended or waived except by a written instrument signed by the Borrower and the Bank, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Bank to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Exhibits and Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS AGREEMENT AND THE NOTES ARE CONTRACTS UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN. The Borrower, as an inducement to the Bank to enter into this Agreement, hereby waives its right to a jury trial with respect to any action arising in connection with any Loan Document.

         ss.14. Prejudgment Remedy Waiver. THE BORROWER ACKNOWLEDGES THAT THE FINANCING EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES. THE BORROWER HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE BANK MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, THE BORROWER ACKNOWLEDGES THAT THE BANK'S ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT.

ss.52-278F, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE BANK ACKNOWLEDGES THE BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. THE BORROWER FURTHER WAIVES ITS RIGHTS TO REQUEST THAT BANK POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY BANK.

         ss.15. Effective Date. This Agreement shall become effective between the parties hereto as of the Effective Date. Until the Effective Date, the terms of the Prior Loan Agreement shall remain in full force and effect.

         ss.16. Amendment and Restatement. This Agreement amends and restates in its entirety the Prior Loan Agreement. The execution and delivery of this Agreement shall not extinguish the indebtedness evidenced by the Prior Loan Agreement or any promissory notes executed in connection therewith nor will it impair the lien of any security interest or pledge securing the Obligations, and no part of such indebtedness shall be discharged or cancelled by the execution of this Agreement or the execution and delivery of any further instruments evidencing or securing the Obligations.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

                              SCAN-OPTICS, INC.



                              By: /s/Michael J. Villano
                                 ----------------------
                                   Its:  CFO

                                   169 Progress Drive
                                   Manchester, CT 06040
                                   Tel: (860) 645-7878
                                   Fax: (860) 645-7995

                              BANKBOSTON, N.A.



                              By:      /s/
                                 ----------------------

                                   Its: Vice President

                                   100 Pearl Street
                                   Hartford, Connecticut 06103
                                   Tel: (860) 547- 6570
                                   Fax: (860) 547-6575

                                SCHEDULE 10(b)(i)

                             Permitted Indebtedness

         Leases with BancBoston Leasing, Inc. of office furniture and fixtures.

         Leases with Longshore Systems, Inc. of laptop computers.



                               Schedule 10(b)(ii)

                                 Existing Liens

         Leases with BancBoston Leasing, Inc. of office furniture and fixtures.

         Leases with Longshore Systems, Inc. of laptop computers.